NEWS RELEASE www.agcocorp.com For Immediate Release CONTACTS: Greg Peterson Rachel Potts Vice President, Investor Relations Chief Communications Officer (404) 403-6042 (678) 654-7719 greg.peterson@agcocorp.com rachel.potts@agcocorp.com AGCO Announces New $1 Billion Share Repurchase Program DULUTH, GA – July 9, 2025 – AGCO (NYSE: AGCO), a global leader in the design, manufacture and distribution of agricultural machinery and precision ag technology, today announced its Board of Directors has authorized a new share repurchase program of up to $1 billion of the Company’s common stock, following the pending resolution with Tractors and Farm Equipment Limited (TAFE). “AGCO has always maintained a disciplined and robust capital allocation plan, prioritizing the most effective deployment of capital to maximize shareholder value,” said Eric Hansotia, AGCO’s Chairman, President and CEO. “We are excited to announce this new substantial program as we believe this use of capital will benefit our investors while preserving financial flexibility to invest in our business, maintain our investment grade credit ratings and allow us to continue executing our Farmer-First strategy.” Share repurchases may be made by the Company from time to time in open market transactions at prevailing market prices or in privately negotiated transactions. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. The actual timing, number and value of shares repurchased under the latest program will be determined within the terms of the authorization, and will depend on a number of factors, including the trading price of the stock, and general market and business conditions and applicable legal requirements. This program does not oblige the Company to repurchase any shares under the authorization, and the program may be suspended, discontinued or modified at any time, for any reason and without notice. Forward Looking Statement Certain statements in this release are forward-looking, including those regarding the expected share repurchases and the timing and benefits of the same. Actual results could differ materially from those reflected in this release for a range of reasons, including: general economic and capital market conditions; availability of credit to our retail customers; the worldwide demand for agricultural products; grain stock levels and the levels of new and used field inventories; cost of steel and other raw materials; energy costs; performance and collectability of the accounts receivable originated or owned by AGCO or our finance joint ventures; government policies, tariffs and subsidies; uncertainty regarding changes in the international tariff regimes (including implementation of new tariffs and retaliatory measures) and product embargoes and their impact on the cost of the products that we sell; weather conditions; interest and foreign currency exchange rates; limitations on ability to repatriate funds; inflation, including in individual countries that have been designated as highly inflationary; pricing and product actions taken by competitors; commodity prices, acreage planted and crop yields; farm income, land values, debt levels and access to credit; pervasive livestock diseases; production disruptions, including due to component and raw material availability; production levels and capacity constraints at our facilities, including those resulting from plant expansions and systems upgrades; integration of recent and future acquisitions, including the completed acquisition on April 1, 2024 of the Trimble ag assets and formation of the joint venture, PTx Trimble, and the ability to obtain the expected results; our expansion plans in emerging markets; supply constraints, including energy shortages; our cost reduction and control initiatives; our research and development efforts; dealer and distributor actions; regulations affecting privacy and data protection; technological difficulties; the impact of the future pandemics on product demand and production; the occurrence of future cyberattacks, including ransomware attacks; the conflict in Ukraine; and restrictive covenants, payment obligations and other factors related to our level of indebtedness. Any forward-looking statement speaks only as of the date on which such statement is made, and we disclaim any obligation to update the information contained in such statement to reflect subsequent developments or information except as required by law. About AGCO: AGCO (NYSE: AGCO) is a global leader in the design, manufacture and distribution of agricultural machinery and precision ag technology. AGCO delivers value to farmers and OEM customers through its differentiated brand portfolio including leading brands Fendt®, Massey Ferguson®, PTx and Valtra®. AGCO's full line of equipment, smart farming solutions and services helps farmers sustainably feed our world. Founded in 1990 and headquartered in Duluth, Georgia, USA, AGCO had net sales of approximately $11.7 billion in 2024. For more information, visit www.agcocorp.com.  # # # # #